SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 27, 2002

                               BCSB BANKCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Federal                      0-24589                     52-2108333
(State or Other Jurisdiction  (Commission File No.)          (I.R.S. Employer
     of Incorporation)                                       Identification No.)


4111 E. Joppa Road, Suite 300, Baltimore, Maryland                  21236
      (Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:        (410) 256-5000



                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.        Other Events

        On February 27, 2002, BCSB Bankcorp, Inc. (the "Registrant") and its wholly-owned subsidiary, Baltimore County Savings Bank, F.S.B. ("Baltimore County Bank") entered into an Agreement and Plan of Merger (the "Agreement") with WHG Bancshares Corporation ("WHG Bancshares") and its wholly-owned subsidiary, Heritage Savings Bank, F.S.B. ("Heritage Bank"). Under the terms of the Agreement, WHG Bancshares will be merged into a subsidiary of Baltimore County Bank, all shares of WHG Bancshares will be cancelled, and the Registrant will pay $14.25 per share in cash for each of the 1,285,050 outstanding shares of WHG Bancshares's common stock. Each option to purchase WHG Bancshares' common stock shall be converted into the right to receive in cash an amount equal to the difference (if a positive number) between $14.25 and the exercise price of the option.

        As a result of the merger, Heritage Bank will merge into Baltimore County Bank. WHG Bancshares' five locations will become branch offices of Baltimore County Bank. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) is approximately $18 million. The transaction will be accounted for using the purchase method.

        Consummation of the merger is subject to approval by WHG Bancshares' shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed in the third calendar quarter of 2002. At December 31, 2001, WHG Bancshares had total assets of $163.9 million, total deposits of $124.1 million and total equity of $16.9 million.

Item 7.     Financial Statements, Pro Forma Financial Information, and Exhibits

                     The following Exhibits are filed as part of this report:

        Exhibit No.                         Description

            2.1 Agreement and Plan of Merger by and among BCSB Bankcorp, Inc., Baltimore County Savings Bank, F.S.B., and WHG Bancshares Corporation and Heritage Savings Bank, F.S.B. dated as of February 27, 2002

           99.1     Joint Press Release dated February 27, 2002


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            BCSB BANKCORP, INC.



DATE: March 5, 2002                    By: \s\ Gary C. Loraditch
                                            ------------------------------------
                                            Gary C. Loraditch
                                            President
                                            (Principal Executive Officer)


































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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

        Exhibit No.                         Description

            2.1 Agreement and Plan of Merger by and among BCSB Bankcorp, Inc., Baltimore County Savings Bank, F.S.B., and WHG Bancshares Corporation and Heritage Savings Bank, F.S.B. dated as of February 27, 2002

           99.1     Joint Press Release dated February 27, 2002